EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110703) of Itron, Inc. of our report dated May 5, 2005, relating to the financial statements of the Itron, Inc. Incentive Savings Plan, which appears in this Form 11-K.

/s/ Moss Adams LLP

Spokane, WA

June 27, 2005